Exhibit 99.1

SIX FLAGS ANNOUNCES 20 PERCENT REVENUE GROWTH AND RECORD $22 MILLION ADJUSTED EBITDA FOR THE FOURTH QUARTER 2010

Full Year 2010 revenue rises to $976 million representing seven percent comparable growth

Full Year Adjusted EBITDA increases 50 percent to $295 million

Dallas, TX — February 22, 2011 — Six Flags Entertainment Corporation (NYSE: SIX) announced today fourth quarter 2010 revenue of $122 million, representing growth of $21 million or 20 percent over the same period in 2009 while full year 2010 revenue grew $77 million or nine percent to $976 million. Adjusting prior year reporting for the Six Flags Great Escape Lodge and Indoor Waterpark (the “Lodge”), the results of which were consolidated beginning January 1, 2010 due to the adoption of new accounting rules(1), and the current year for fresh start reporting adjustments, revenue grew $19 million or 18 percent in the fourth quarter and $66 million or 7 percent for the full year 2010. Both the quarter and full year revenue growth were primarily attributable to improvements in in-park sales, admission ticket sales and sponsorships fees.

Profitability for the company was strong with Adjusted EBITDA(2) reaching $22 million in the fourth quarter and $295 million for the full year 2010, representing increases of $29 million and $98 million respectively over the same periods in 2009. The growth in Adjusted EBITDA was a result of stronger revenue and lower cash operating costs.

Cash earnings per share(3) for 2010 was $4.64. Since the company emerged from Chapter 11 on April 30, 2010 with a new capital structure, the full year earnings per diluted share and prior year cash earnings per share are not meaningful.

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“We are extremely pleased with the excellent revenue and profit we generated for our shareholders in 2010, especially given the company’s financial restructuring earlier in the year,” said Jim Reid-Anderson, Chairman, President and CEO, Six Flags. “Our success in 2010 is directly attributable to our focused strategy and excellent execution by our employees. We are extremely well-positioned as we enter the 2011 season.”

After adjusting for consistent reporting for the Lodge in 2009 and 2010, cash operating expenses declined $13 million or 12 percent in the fourth quarter driven by an ongoing focus on cost elimination. On a comparable basis, for the full year 2010, operating expenses declined $36 million or 6 percent from the prior year.

Due to the seasonality of the business, Free Cash Flow(4) was a negative $22 million in the fourth quarter with Capital Spending and Interest payments offsetting positive Adjusted EBITDA of $22 million. For the full year 2010, the company generated $128 million in Free Cash Flow—an increase of $117 million over 2009 due to higher Adjusted EBITDA of $98 million, lower interest expense and lower capital spending.

The company registered 3.1 million guests in the fourth quarter 2010, a 19 percent increase in attendance due to the success of both its October “Fright Fest” and December “Holiday in the Park” offerings, while full-year attendance of 24.3 million guests grew 4 percent compared to 2009. Per capita guest spending in the fourth quarter 2010 of $39.75 increased $0.57 or nearly 2 percent, and increased to $40.18, a 4 percent or $1.55 increase for the full year.

Net Debt(5) at December 31, 2010 was $784 million compared to $2,242 million at December 31, 2009.

Conference Call

The company will host a conference call today at 8:00 a.m. Central Standard Time (CST) to discuss its fourth quarter and full year 2010 financial results. The teleconference can be accessed live by dialing 1-866-516-4937 in the United States or +1-763-416-8838 from outside the United States and requesting conference ID # 43918488 or the Six Flags Earnings Call. To hear a replay of the call, dial 1-800-642-1687 or +1-706-645-9291 through March 15, 2011. The call is also available via webcast on the investor relations page of the company’s Web site at www.sixflags.com/investors.

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About Six Flags Entertainment Corporation
Six Flags Entertainment Corporation is the world’s largest regional theme park company with 19 parks across the United States, Mexico and Canada. Six Flags Over Texas, the company’s flagship location, is celebrating its 50th anniversary season in 2011.

Fresh Start Reporting

In connection with the company’s emergence from Chapter 11 on April 30, 2010, and the application of fresh start reporting upon emergence in accordance with FASB ASC Topic 852, “Reorganizations”, the results for the eight-month period ended December 31, 2010 (the company is referred to during such period as the “Successor”) and the results for the four-month period ended April 30, 2010 (the company is referred to during such period as the “Predecessor”) are presented separately. This presentation is required by United States generally accepted accounting principles (“GAAP”), as the Successor is considered to be a new entity for financial reporting purposes, and the results of the Successor reflect the application of fresh start reporting. Accordingly, the company’s financial statements after April 30, 2010, are not comparable to its financial statements for any period prior to its emergence from Chapter 11. For illustrative purposes in this earnings release, the company has combined the Successor and Predecessor results to derive combined results for the twelve-month period ended December 31, 2010. However, because of various adjustments to the consolidated financial statements in connection with the application of fresh start reporting, including asset valuation adjustments and liability adjustments, the results of operations for the Successor are not comparable to those of the Predecessor. The financial information accompanying this earnings release provides the Successor and the Predecessor GAAP results for the applicable periods, along with the combined results described above. The company believes that subject to consideration of the impact of fresh start reporting, the combined results provide meaningful information about revenues and costs, which would not be available if the current year periods were not combined to accommodate analysis.

Forward Looking Statements

The information contained in this release, other than historical information, consists of forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. These statements may involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. These risks and uncertainties include, among others, the potential adverse impact of the Chapter 11 filing on the company’s operations, management and employees; customer response to the Chapter 11 filing; and the risk factors or uncertainties listed from time to time in the company’s filings with the Securities and Exchange Commission (“SEC”). In addition, important factors, including factors impacting attendance, local conditions, events, disturbances and terrorist activities, risk of accidents occurring at the company’s parks, adverse weather conditions, general financial and credit market conditions, economic conditions (including consumer spending patterns), competition, pending, threatened or future legal proceedings and other factors could cause actual results to differ materially from the company’s expectations. Although the company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will be realized and actual results could vary materially. Reference is made to a more complete discussion of forward-looking statements and applicable risks contained under the captions “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2009, its Quarterly Reports for the quarters ended

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June 30, 2010 and September 30, 2010 and its other filings and submissions with the SEC, each of which are available free of charge on the company’s investor relations Web site at www.sixflags.com/investors and on the SEC’s Web site at www.sec.gov. Additional information will also be set forth in the company’s Annual Report on Form 10-K for the year ended December 31, 2010, which the company expects to file with the SEC in March 2011.

(1)

Consolidation was required beginning January 1, 2010 pursuant to the Financial Accounting Standards Board Accounting Standards Codification Topic 810, “Consolidation”. Reported results for 2009 have not been adjusted to reflect the consolidation of the Lodge.

(2)	See the following financial statements and Note 4 to those financial statements for a discussion of Adjusted EBITDA and its reconciliation to net income (loss).
(3)

“Cash earnings per share”, which is defined as Free Cash Flow divided by the weighted average shares outstanding, is not a U.S. GAAP defined measure. The company believes this measure provides meaningful profitability metrics, given current accumulated tax loss carryforwards and the net depreciations/amortization impacts relating to the revaluation of assets in connection with the company’s emergence from Chapter 11.

(4)	See Note 6 to the following financial statements for a discussion and definition of Free Cash Flow.
(5)	Net Debt represents total long-term debt, including current portion, less cash and cash equivalents.

Contact:

Nancy Krejsa

Senior Vice President

Investor Relations and Corporate Communications

+1-972-595-5083

nkrejsa@sftp.com

###

Six Flags Entertainment Corporation

(In Thousands, Except Per Share Amounts)

Statements of Operations Data (1)	Three Months Ended
	December 31,
	2010	2009
	Successor	Predecessor

Revenue	$121,789	$101,119
Costs of products sold	9,408	7,500
Operating expenses (excluding depreciation, amortization, stock-based compensation and loss on disposal of assets)	95,625	106,455
Depreciation	39,807	36,599
Amortization	4,511	285
Stock-based compensation	13,447	635
Loss on disposal of assets	10,599	5,680
Interest expense (net)	19,354	14,917
Equity in (income) loss from operations of partnerships	343	(952)
Loss on early repurchase of debt	17,536	—
Other income, net	(4,704)	(788)
Restructure costs	5,955	—

Loss from continuing operations before reorganization items, income taxes and discontinued operations	(90,092)	(69,212)

Reorganization items, net	2,509	16,165

Loss from continuing operations before income taxes and discontinued operations	(92,601)	(85,377)
Income tax expense (benefit)	2,634	(2,312)

Loss from continuing operations before discontinued operations	(95,235)	(83,065)

Income (loss) from discontinued operations	50	(32,464)

Net Loss	$(95,185)	$(115,529)

Less: Net loss attributable to noncontrolling interests	891	—

Net loss attributable to Six Flags Entertainment Corporation	$(94,294)	$(115,529)

Net loss applicable to Six Flags Entertainment Corporation common stockholders	$(94,294)	$(115,529)

Per share - basic and diluted:
Loss from continuing operations applicable to Six Flags Entertainment Corporation common stockholders	$(3.38)	$(0.85)
Loss from discontinued operations applicable to Six Flags Entertainment Corporation common stockholders	$0.00	$(0.33)

Net loss applicable to Six Flags Entertainment Corporation common stockholders	$(3.38)	$(1.18)

Weighted average shares outstanding - basic and diluted	27,857	98,054

Six Flags Entertainment Corporation

(In Thousands, Except Per Share Amounts)

Statements of Operations Data (1)	Four Months Ended	Eight Months Ended	Twelve Months Ended
	April 30,	December 31,	December 31,
	2010	2010	2010	2009
	Predecessor (2)	Successor	Combined	Predecessor

Revenue	$128,077	$847,812	$975,889	$898,932
Costs of product sold	12,132	66,965	79,097	75,296
Operating expenses (excluding depreciation, amortization, stock-based compensation and loss on disposal of assets)	162,526	415,961	578,487	603,838
Depreciation	45,373	106,315	151,688	140,735
Amortization	302	12,034	12,336	972
Stock-based compensation	718	18,668	19,386	2,597
Loss on disposal of assets	1,923	11,727	13,650	11,135
Interest expense (net)	74,134	53,842	127,976	105,435
Equity in (income) loss from operations of partnerships	(594)	1,372	778	(3,122)
Loss on early repurchase of debt	—	18,493	18,493	—
Other (income) expense, net	(802)	956	154	17,304
Restructure costs	—	37,417	37,417	—

Income (loss) from continuing operations before reorganization items, income taxes and discontinued operations	(167,635)	104,062	(63,573)	(55,258)

Reorganization items, net	(819,473)	7,479	(811,994)	101,928

Income (loss) from continuing operations before income taxes and discontinued operations	651,838	96,583	748,421	(157,186)
Income tax expense	112,648	11,177	123,825	2,902

Income (loss) from continuing operations before discontinued operations	539,190	85,406	624,596	(160,088)

Income (loss) from discontinued operations	9,759	(565)	9,194	(34,007)

Net income (loss)	$548,949	84,841	$633,790	$(194,095)

Less: Net income attributable to noncontrolling interests	(76)	(34,788)	(34,864)	(35,072)

Net income (loss) attributable to Six Flags Entertainment Corporation	$548,873	$50,053	$598,926	$(229,167)

Net income (loss) applicable to Six Flags Entertainment Corporation common stockholders	$548,873	$50,053	$598,926	$(245,509)

Per share - basic and diluted:
Income (loss) from continuing operations applicable to Six Flags Entertainment Corporation common stockholders	$5.50	$1.83		$(2.16)
Income (loss) from discontinued operations applicable to Six Flags Entertainment Corporation common stockholders	$0.10	$(0.02)		$(0.35)

Net income (loss) applicable to Six Flags Entertainment Corporation common stockholders	$5.60	$1.81		$(2.51)

Weighted average shares outstanding - basic and diluted	98,054	27,650	N/A	97,720

The following table sets forth a reconciliation of net loss to Adjusted EBITDA and Free Cash Flow for the periods shown (in thousands):

	Three Months Ended
	December 31,
	2010	2009
	Successor	Predecessor

Net loss	$(95,185)	$(115,529)
(Income) loss from discontinued operations	(50)	32,464
Income tax expense (benefit)	2,634	(2,312)
Restructure costs	5,955	—
Reorganization items, net	2,509	16,165
Other income, net	(4,704)	(788)
Loss on early repurchase of debt	17,536	—
Equity in (income) loss from operations of partnerships	343	(952)
Interest expense (net)	19,354	14,917
Loss on disposal of assets	10,599	5,680
Amortization	4,511	285
Depreciation	39,807	36,599
Stock-based compensation	13,447	635
Impact of Fresh Start valuation adjustments (3)	888	—

Modified EBITDA (4)	17,644	(12,836)
Third party interest in EBITDA of certain operations (5)	4,156	5,403

Adjusted EBITDA (4)	$21,800	$(7,433)
Cash paid for interest (net)	(24,855)	(8,447)
Capital expenditures (net of property insurance recoveries)	(18,381)	(24,720)
Cash taxes	(1,002)	(515)

Free Cash Flow (6)	$(22,438)	$(41,115)

The following table sets forth a reconciliation of net income (loss) to Adjusted EBITDA and Free Cash Flow for the periods shown (in thousands):

	Four Months Ended	Eight Months Ended	Twelve Months Ended
	April 30,	December 31,	December 31,
	2010	2010	2010	2009
	Predecessor (2)	Successor	Combined	Predecessor

Net income (loss)	$548,949	$84,841	$633,790	$(194,095)
(Income) loss from discontinued operations	(9,759)	565	(9,194)	34,007
Income tax expense	112,648	11,177	123,825	2,902
Restructure costs	—	37,417	37,417	—
Reorganization items, net	(819,473)	7,479	(811,994)	101,928
Other (income) expense, net	(802)	956	154	17,304
Loss on early repurchase of debt	—	18,493	18,493	—
Equity in (income) loss from operations of partnerships	(594)	1,372	778	(3,122)
Interest expense (net)	74,134	53,842	127,976	105,435
Loss on disposal of assets	1,923	11,727	13,650	11,135
Amortization	302	12,034	12,336	972
Depreciation	45,373	106,315	151,688	140,735
Stock-based compensation	718	18,668	19,386	2,597
Impact of Fresh Start valuation adjustments (3)	—	4,562	4,562	—

Modified EBITDA (4)	(46,581)	369,448	322,867	219,798
Third party interest in EBITDA of certain operations (5)	2,745	(30,571)	(27,826)	(22,599)

Adjusted EBITDA (4)	$(43,836)	$338,877	$295,041	$197,199
Cash paid for interest (net)	(35,754)	(43,611)	(79,365)	(83,811)
Capital expenditures (net of property insurance recoveries)	(37,125)	(42,286)	(79,411)	(97,894)
Cash taxes	(4,005)	(4,068)	(8,073)	(4,606)

Free Cash Flow (6)	$(120,720)	$248,912	$128,192	$10,888

Balance Sheet Data

(In Thousands)

Balance Sheet Data	April 30, 2010 (2)	December 31, 2010	December 31, 2009

Cash and cash equivalents (excluding restricted cash)	$54,510	$187,061	$164,830
Total assets	2,809,866	2,733,253	2,907,652

Current portion of long-term debt	34,677	32,959	439,826

Long-term debt (excluding current portion)	1,009,233	938,195	1,966,754

Redeemable noncontrolling interests	446,449	441,655	355,933
Mandatory redeemable preferred stock	—	—	306,650

Total stockholders’ equity / (deficit)	811,010	868,163	(584,174)

(1)	Revenues and expenses of international operations are converted into U.S. dollars on an average basis as provided by GAAP.

(2)

Previously reported amounts have changed on the Predecessor financials. These changes are primarily related to classifications between income tax expense and reorganization items, net, and a related increase in predecessor goodwill. There were no changes to net income, earnings per share or total stockholder’s equity / (deficit).

(3)

Amounts recorded as valuation adjustments and included in reorganization items for the month of April 2010 that would have been included in Modified EBITDA and Adjusted EBITDA, had fresh start reporting not been applied. Balance consists primarily of an insurance claim received after emergence from bankruptcy that was recorded at its fair value as a contingent asset for fresh fresh start reporting.

(4)

“Adjusted EBITDA”, a non-GAAP measure, is defined as the Company’s consolidated income (loss) from continuing operations: (i) excluding the cumulative effect of changes in accounting principles, fresh start accounting valuation adjustments, discontinued operations, income tax expense or benefit, reorganization items, restructure costs, other income or expense, gain or loss on early extinguishment of debt, equity in operations of partnerships, interest expense (net), amortization, depreciation, stock-based compensation, gain or loss on disposal of assets, interests of third parties in the Adjusted EBITDA of properties that are less than wholly owned by the Company (consisting of Six Flags Over Georgia, Six Flags Over Texas, Six Flags White Water Atlanta and Six Flags Great Escape Lodge & Indoor Waterpark, and (ii) plus the Company’s share of the Adjusted EBITDA of dick clark productions, inc. The Company believes that Adjusted EBITDA provides useful information to investors regarding the Company’s operating performance and its capacity to incur and service debt and fund capital expenditures. The Company believes that Adjusted EBITDA is useful to investors, equity analysts and rating agencies as a measure of the Company’s performance. The Company uses Adjusted EBITDA in its internal evaluation of operating effectiveness and decisions regarding the allocation of resources. In addition, Adjusted EBITDA is approximately equal to “Parent Consolidated Adjusted EBITDA” as defined in the Company’s secured credit facilities, except that Parent Consolidated Adjusted EBITDA excludes Adjusted EBITDA from equity investees that is not distributed to the Company in cash on a net basis and has limitations on the amounts of certain expenses that are excluded from the calculation. Adjusted EBITDA is not defined by GAAP and should not be considered in isolation or as an alternative to net income (loss), income (loss) from continuing operations, net cash provided by (used in) operating, investing and financing activities or other financial data prepared in accordance with GAAP or as an indicator of the Company’s operating performance. Adjusted EBITDA as defined herein may differ from similarly titled measures presented by other companies.

“Modified EBITDA”, a non-GAAP measure, is defined as Adjusted EBITDA plus the interests of third parties in the Adjusted EBITDA of the properties that are less than wholly owned (consisting of Six Flags Over Georgia, Six Flags White Water Atlanta, Six Flags Over Texas, the Lodge plus the Company’s interest in the Adjusted EBITDA of dick clark productions, inc.). The Company believes that Modified EBITDA is useful in the same manner as Adjusted EBITDA, with the distinction of representing a measure that can be more readily compared to other companies that do not have interests of third parties in any of their properties or equity investments. Modified EBITDA is not defined by GAAP and should not be considered in isolation or as an alternative to net income (loss), income (loss) from continuing operations, net cash provided by (used in) operating, investing and financing activities or other financial data prepared in accordance with GAAP or as an indicator of the Company’s operating performance. Modified EBITDA as defined herein may differ from similarly titled measures presented by other companies.

(5)

Represents interests of third parties in the Adjusted EBITDA of Six Flags Over Georgia, Six Flags Over Texas, Six Flags White Water Atlanta and the Lodge, plus our interest in the Adjusted EBITDA of dick clark productions, which are less than wholly owned.

(6)

Free Cash Flow, a non-GAAP measure, is defined as Adjusted EBITDA less (i) cash paid for interest expense net of interest income receipts, (ii) capital expenditures net of property insurance recoveries (which includes $8.0 million of proceeds, in the third quarter, related to the final settlement of an insurance claim for Six Flags New Orleans), and (iii) cash taxes. The Company has excluded from the definition of Free Cash Flow the $70.3 million in post-petition interest paid to the holders of the Six Flags Operations notes that were extinguished in April 2010, the deferred financing costs related to the Company’s new debt of $41.8 million incurred in the second quarter of 2010, and the deferred financing costs related to the Company’s debt refinancing of $11.8 million incurred in the fourth quarter of 2010, due to the unusual nature of these items. The Company believes that Free Cash Flow is useful to investors, equity analysts and rating agencies as a performance measure. The Company uses Free Cash Flow in its internal evaluation of operating effectiveness and decisions regarding the allocation of resources. Free Cash Flow is not defined by GAAP and should not be considered in isolation or as an alternative to net income (loss), income (loss) from continuing operations, net cash provided by (used in) operating, investing and financing activities or other financial data prepared in accordance with GAAP or as an indicator of the Company’s operating performance. Free Cash Flow as defined herein may differ from similarly titled measures presented by other companies.